UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to Rule 14a-12

Optio Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

December 3, 2002

Dear Shareholder:

On behalf of the Board of Directors and management of Optio Software, Inc., we cordially invite you to attend a Special Meeting of Shareholders to be held on Monday, December 30, 2002, at 9:00 a.m., local time, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia.

At the Special Meeting, the shareholders will be asked to:

1.
approve the grant of authority to the Board of Directors to amend Optio Software’s Amended and Restated Articles of Incorporation to effect a reverse stock split of Optio Software’s common stock at one of the following ratios: one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, or one-for-ten, with authority being granted to the Board of Directors (i) to determine whether to effect or abandon the amendment prior to filing and (ii) if the determination is made to effect the amendment, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse stock split; and

2.	transact such other business as may properly come before the Special Meeting or any adjournment thereof.

These matters are described in the accompanying Notice of Special Meeting and Proxy Statement.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

The Board of Directors has fixed the close of business on Monday, December 2, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.

Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

Sincerely,

Warren K. Neuburger
Chief Executive Officer, President and
Chief Operating Officer

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
(770) 576-3500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 30, 2002

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Optio Software, Inc., a Georgia corporation with its principal offices at 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005 (the “Company”), will be held on Monday, December 30, 2002, at 9:00 a.m., local time (the “Special Meeting”), at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia, to consider and act upon:

1.
approval of the grant of authority to the Company’s Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock at one of the following ratios: one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, or one-for-ten, with authority being granted to the Board of Directors (i) to determine whether to effect or abandon the amendment prior to filing and (ii) if the determination is made to effect the amendment, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse stock split; and

2.	transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Monday, December 2, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.

By Order of the Board of Directors,

Warren K. Neuburger
Chief Executive Officer, President and
Chief Operating Officer

December 3, 2002
Atlanta, Georgia

IMPORTANT

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
(770) 576-3500

PROXY STATEMENT
FOR THE SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD
DECEMBER 30, 2002

Information Concerning Solicitation and Voting

Shareholders Meeting

This Proxy Statement and the enclosed Proxy Card (“Proxy”) are furnished on behalf of the Board of Directors of Optio Software, Inc., a Georgia corporation (the “Company”), for use at the Special Meeting of Shareholders to be held on Monday, December 30, 2002 at 9:00 a.m., local time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia. The Company intends to mail this Proxy Statement and the accompanying Proxy Card on or about December 5, 2002 to all shareholders entitled to vote at the Special Meeting.

Shareholders Entitled to Vote

Only holders of record of common stock of the Company, no par value per share, at the close of business on December 2, 2002 will be entitled to notice of and to vote at the Special Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 19,127,498 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of common stock outstanding on the record date, whether present at the Special Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

The purpose of the Special Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Special Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for, against or abstain from voting on all of the matters listed in the accompanying Notice of Special Meeting and described in the Proxy Statement.

Each Proxy will be voted in accordance with the shareholder’s directions. The affirmative vote of a majority of the issued and outstanding shares of common stock is required for the approval of the proposal set forth in the accompanying Notice of Special Meeting. Approval of any other matters as may properly come before the meeting will require that there are more votes cast in favor of such matter than there are votes cast opposing such action.

        Abstentions with respect to the proposal will have the same effect as a vote against this proposal. With respect to broker non-votes, the shares will not be considered present at the meeting or counted with regard to the proposal for which authority was withheld.

Proxies

When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Special Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the proposal described in the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of shares of common stock which, as of December 2, 2002, are deemed under the rules of the Securities and Exchange Commission (the “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each Executive Officer of the Company, by all Directors and Executive Officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class Owned(2)
C. Wayne Cape(3)	10,010,650	45.2%
Diane Cape	3,069,130	16.0%
Charles Carey	1,926,770	10.1%
Daryl G. Hatton(4)	725,500	3.7%
Warren K. Neuburger(5)	137,500	*
James J. Felcyn, Jr.(6)	36,000	*
Mitchel J. Laskey(7)	35,000	*
David T. Leach(8)	15,000	*
All directors and executive officers as a Group (9 persons)(9)	10,959,650	47.9%

*	Less than 1% of the outstanding common stock.
(1)
The business address of Messrs. Cape, Felcyn, Hatton, and Neuburger is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005. Ms. Cape’s address is 510 Avala Court, Alpharetta, Georgia 30022. Mr. Carey’s business address is c/o Enterprise Resolutions, 4250 River Green Parkway, Duluth, Georgia 30096. Mr. Laskey’s business address is 2332 Alaqua Drive, Longwood, Florida 32779. Mr. Leach’s business address is 905 Tiverton Lane, Alpharetta, Georgia 30022.

(2)
For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days following December 2, 2002, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
This number includes 3,000,000 shares subject to options exercisable within 60 days held by Mr. Cape, and 3,069,130 shares owned by Diane Cape, over which Mr. Cape has sole voting power pursuant to a Voting Agreement between the parties dated as of January 17, 2002. Mr. Cape disclaims such beneficial ownership of the securities held by Ms. Cape except to the extent of his indirect beneficial interest as the holder of voting power over such securities.

(4)
This number includes 573,500 shares subject to options exercisable within 60 days held by Mr. Hatton and 1,000 shares held by Mr. Hatton’s immediate family, with respect to which Mr. Hatton disclaims beneficial ownership.

(5)	This number includes 137,500 shares subject to options exercisable within 60 days held by Mr. Neuburger.
(6)	This number includes 25,000 shares subject to options exercisable within 60 days held by Mr. Felcyn.
(7)	This number includes 25,000 shares subject to options exercisable within 60 days held by Mr. Laskey.
(8)	This number includes 15,000 shares subject to options exercisable within 60 days held by Mr. Leach.
(9)	Includes 3,776,000 shares subject to options exercisable within 60 days.

PROPOSAL

AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF
THE OUTSTANDING COMMON STOCK

On November 14, 2002, the Board of Directors approved and recommended that the shareholders approve the grant of authority to the Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock at one of the following ratios: one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, or one-for-ten (the “Reverse Stock Split”), with authority being granted to the Board of Directors (i) to determine whether to effect or abandon the amendment prior to filing and (ii) if the determination is made to effect the amendment, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse stock split. C. Wayne Cape, the Chairman of the Board of Directors, abstained from the vote by the Board of Directors to approve this proposal. The form of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Articles of Amendment, which are hereby incorporated by reference.

Pursuant to the Reverse Stock Split as appropriate and depending upon market and other conditions, at the discretion of the Board of Directors, each 5, 6, 7, 8, 9 or 10 of the outstanding shares of common stock on the date of the Reverse Stock Split (the “Existing Shares”) will be automatically converted into one share of common stock (the “New Shares”). The Reverse Stock Split will not alter the number of shares of common stock authorized for issuance, but will simply reduce the number of shares of common stock issued and outstanding. The Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interest of the Company and its shareholders, and thereupon the Board of Directors will select, at its discretion, the ratio of the Reverse Stock Split, which will be one of the following ratios: one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, or one-for-ten. By approving this proposal, shareholders will approve the Articles of Amendment to our Amended and Restated Articles of Incorporation reflecting each of the foregoing ratios and authorize our Board of Directors to select which of those ratios is appropriate. If the Articles of Amendment are approved and the Board of Directors elects to file the Articles of Amendment and effect the Reverse Stock Split, then the Board of Directors will select one of the ratios, insert the selected ratio into the Articles of Amendment and, upon the filing of the Articles of Amendment, abandon the other ratios. The Reverse Stock Split will become effective upon the filing of Articles of Amendment with the Secretary of State of Georgia, and the Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Purpose of the Reverse Stock Split

Listing on Nasdaq

The Board of Directors believes the Reverse Stock Split is desirable because it will assist the Company in meeting the requirements for continued listing on the Nasdaq SmallCap Market (“Nasdaq” or the “SmallCap Market”) by helping to raise the trading price of the common stock and to increase investor interest on our company. Our common stock was listed on the Nasdaq National Market from December 1999 until June 19, 2002, at which point our stock became listed on the SmallCap Market. One of the key requirements for continued listing on the SmallCap Market is that the common stock must maintain a minimum bid price equal to or greater than $1.00 per share as required by Nasdaq Marketplace Rule 4310(c)(8)(B). A company’s failure to meet Nasdaq’s minimum bid price for 30 consecutive business days normally results in delisting proceedings, unless the company can demonstrate compliance with those requirements for ten consecutive days during a 90-day grace period that immediately follows the initial 30-day period of non-compliance. On February 12, 2002, however, Nasdaq announced a pilot program that extends the minimum bid price grace period for companies listed on the SmallCap Market to 180 days.

The Company was notified by Nasdaq on February 13, 2002 that it was not in compliance with the continued listing requirements because the closing minimum bid price per share of common stock had remained below $1.00 for 30 consecutive trading days. After the Company transferred the listing of its common stock to the SmallCap Market, Nasdaq gave the Company the balance of the 180-day SmallCap Market grace period, or until August 13, 2002, to come into compliance with this requirement.

        On August 14, 2002, the Company received a Nasdaq Staff Determination indicating that the Company failed to comply with the minimum bid price requirement. The Company requested a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination and to request continued listing, and the hearing took place on September 19, 2002. On October 8, 2002, counsel to the Panel issued the following statement to the Company:

The Panel was of the opinion that the Company presented a definitive plan that will enable it to evidence compliance with all requirements for continued listing on The NASDAQ SmallCap Market within a reasonable period of time and to sustain compliance with those requirements over the long term. In particular, the Panel noted the Company’s plan to implement a reverse stock split in an effort to satisfy the $1.00 bid price requirement. Given the Company’s history of losses, the Panel determined to monitor the Company’s compliance with the shareholders’ equity requirement. Based on the foregoing, the Panel determined to continue the listing of the Company’s securities on The NASDAQ SmallCap Market pursuant to the following exceptions:

1.
On or before November 6, 2002, the Company must file a proxy statement with the SEC and NASDAQ evidencing its intent to seek shareholder approval for a reverse stock split sufficient to satisfy the $1.00 bid price requirement;

2.
On or before December 16, 2002, the Company must demonstrate a closing bid price of at least $1.00 per share; immediately thereafter, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days; and

3.	In addition, on or before December 16, 2002, the Company must file the Form 10-Q for the quarter ending October 31, 2002 with the SEC and NASDAQ evidencing shareholders’ equity of at least $2,500,000.

On November 20, 2002, the Panel notified the Company that, in response to the Company’s request dated November 14, 2002, the Panel had modified the terms of its exception for the continued listing of the common stock on the SmallCap Market to extend the date on which the Company must demonstrate a closing bid price of at least $1.00 per share from December 16, 2002 until January 3, 2003. Immediately after January 3, 2003, the Company must evidence a closing bid price for the common stock of at least $1.00 per share for a minimum of ten consecutive trading days. All other terms of the Panel’s October 8, 2002 decision remain in effect.
The Board of Directors believes that delisting of the common stock by Nasdaq could adversely affect the ability of the Company to attract new investors, may result in decreased liquidity of the outstanding shares of common stock and, consequently, could reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares. In addition, the Board of Directors believes that delisting of the common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in the common stock, and might deter certain persons from investing in the common stock. Also, if our common stock were to become delisted from trading on the Nasdaq market and the trading price were to remain below $5.00 per share, trading in our common stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Moreover, various regulations and policies restrict the ability of shareholders to borrow against or “margin” low-priced stocks and declines in the stock price below certain levels may trigger unexpected margin calls. Finally, the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock. There can be no assurance, however, that (1) approval and implementation of the Reverse Stock Split will succeed in maintaining the bid price of the common stock above $1.00 per share, (2) even if Nasdaq’s minimum bid price maintenance standard were satisfied, the Company would be able to meet its other quantitative continued listing criteria, or (3) the common stock would not be delisted by Nasdaq for other reasons.

Even though the Reverse Stock Split, by itself, would not impact the Company’s assets or prospects, the Reverse Stock Split could be followed by a decrease in the aggregate market value of the common stock. The Board of Directors, however, believes that this risk is offset by the prospect that the Reverse Stock Split will improve the likelihood that the Company will be able to maintain its Nasdaq listing and may, by increasing the per share price, make an investment in the common stock more attractive to certain investors. If the Company’s securities are delisted from Nasdaq, trading of the Company’s securities would thereafter have to be conducted in the over-the-counter markets. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock.

The purpose of the Reverse Stock Split is to increase the per share market value of the common stock. The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the market price of the common stock and improve the likelihood that the Company will be allowed to maintain its listing on Nasdaq. If the Reverse Stock Split is authorized by the shareholders, the Board of Directors will have the discretion to implement the Reverse Stock Split, or to decide not to effect the Reverse Stock Split at all. The Board of Directors has proposed six different exchange ratios in order to give it the flexibility to select an exchange ratio that it believes will cause the per share trading price of the common stock to reach and maintain a level well above $1.00. In determining the appropriate exchange ratio, the Board of Directors may consider, among other factors:

•	the per share price of the common stock immediately prior to its determination of the split exchange ratio;

•	the historical fluctuations or patterns in the trading price and volume of the common stock;

•	projections for the Company’s financial condition and results of operations in both the short-term and long-term; and

•	other facts and circumstances the Board of Directors may deem relevant to increase the per share trading price of the common stock well above the $1.00 level.

If the trading price of the common stock increases before the Special Meeting, the Reverse Stock Split may not be necessary, or the Board of Directors may determine that such increase in the stock price would necessitate a lower ratio than if the trading price had decreased or remained constant. No further action on the part of the shareholders would be required to either effect or abandon the Reverse Stock Split.

Other Nasdaq Requirements

In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the common stock on the Nasdaq SmallCap Market is subject to the maintenance of the other quantitative and qualitative requirements set forth in the Nasdaq SmallCap Market Listing Requirements. In particular, the Nasdaq SmallCap Market Listing Requirements require that a company currently included in the Nasdaq SmallCap Market meet each of the following standards to maintain its continued listing:

Nasdaq SmallCap Market Listing Considerations:

(1)	either (a) stockholders’ equity of $2.5 million, (b) market capitalization of $35 million, or (c) net income of $500,000;

(2)	public float of 500,000 shares;

(3)	market value of public float of $1 million;

(4)	minimum bid price of $1.00 per share;

(5)	two market makers;

(6)	300 round lot shareholders; and

(7)	compliance with Nasdaq corporate governance rules.

Potential Increased Investor Interest

In addition, the Board of Directors believes a higher per share price for the common stock may help generate investor interest in the Company. On December 2, 2002, the common stock closed at $0.32 per share. In approving the Reverse Stock Split, the Board of Directors considered that the common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks.

Potential Risks of the Reverse Stock Split

There can be no assurance that the total market capitalization of the common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of the common stock following the Reverse Stock Split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per share of the common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For example, based on the closing price of the common stock on December 2, 2002 of $0.32 per share, if the Board of Directors decided to implement the Reverse Stock Split and selects a reverse split ratio of one-for-six, there can be no assurance that the post-split market price of the common stock would be $1.92 per share or greater. Alternatively, based on the market price of the common stock on December 2, 2002 of $0.32 per share, if the Board of Directors decided to implement the Reverse Stock Split and selects a reverse split ratio of one-for-ten, there can be no assurance that the post-split market price of the common stock would be $3.20 per share or greater.

Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.
There can be no assurance that the Reverse Stock Split will result in a per share price that will attract investors and brokers.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract investors and brokers.

There can be no assurance that the Reverse Stock Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

While the Board of Directors believes that a higher stock price may help the Company attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the Reverse Stock Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

A decline in the market price for the common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the common stock could be adversely affected following a reverse stock split.

The market price of the common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

There can be no assurance that following the Reverse Stock Split the Company will meet all of the continued listing requirements of the Nasdaq SmallCap Market, specifically the requirement that the Company maintain minimum Stockholders' Equity.

In addition to demonstrating a minimum closing bid price for the common stock of at least $1.00 for ten consecutive trading days, Nasdaq has notified the Company that it must demonstrate continued compliance with the Nasdaq SmallCap Market minimum Stockholders' Equity requirement of $2.5 million. There can be no assurance that the Company will be able to maintain the required level of Stockholders' Equity beyond the near term. If the Company is unable to meet all of the continued listing requirements of Nasdaq, it will be subject to delisting. If at some future date the Company's securities should cease to be listed on Nasdaq, the securities may be listed in the OTC-Bulletin Board.

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, assuming the maximum ratio is employed, each holder of ten shares of the common stock immediately prior to the effectiveness of the Reverse Stock Split will become a holder of one share of the common stock after consummation of the Reverse Stock Split.

Accounting Matters

On the effective date of the Reverse Stock Split, the per share loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.

Effect on Authorized and Outstanding Shares

The Company currently has authorized to issue a maximum of 100,000,000 shares of common stock. As of the record date, there were 19,127,498 shares of common stock issued and outstanding. Although the number of authorized shares of common stock will not change as a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding will be reduced to a number that will be approximately equal to (i) the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) ten, assuming the maximum ratio is employed.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of the common stock prior and subsequent to the Reverse Stock Split will remain the same. Following the effective date of the Reverse Stock Split, it is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company’s business would materially change as a result of the Reverse Stock Split.

The Reverse Stock Split will be effected simultaneously for all of the common stock and the exchange ratio will be the same for all of the common stock. The Reverse Stock Split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any shareholder owning a fractional share. See “Fractional Shares” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Company is subject to periodic reporting and other requirements. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act.

The table below depicts the effects of the Reverse Stock Split upon the number of shares of common stock outstanding, the number of shares of common stock reserved for future issuance and the number of authorized but unissued shares of common stock.

Reverse Stock Split	Common Stock Outstanding(1)	Reserved Shares(2)	Authorized but Unissued and Unreserved Common Stock(3)
Before Split	19,127,498	14,348,808	66,523,694
1-for-5	3,825,500	2,869,762	93,304,738
1-for-6	3,187,917	2,391,468	94,420,615
1-for-7	2,732,500	2,049,830	95,217,670
1-for-8	2,390,938	1,793,601	95,815,461
1-for-9	2,125,278	1,594,312	96,280,410
1-for-10	1,912,750	1,434,881	96,652,369

(1)	As of December 2, 2002. No adjustment to the number of shares of common stock outstanding has been made for the amount of reserved shares shown in this table.
(2)	Includes all shares of common stock reserved for potential issuance pursuant to Optio’s Stock Incentive Plan, Directors’ Stock Option Plan and options granted outside these option plans.
(3)	Equals the total number of shares of common stock authorized less shares outstanding less shares reserved.

Outstanding Options

On the Split Effective Date (as defined in the Articles of Amendment), all outstanding options and future or contingent rights to acquire common stock will be adjusted to reflect the Reverse Stock Split. With respect to outstanding options to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the Reverse Stock Split. The number of shares of common stock to be received pursuant to outstanding contingent rights will also be adjusted proportionally to reflect the Reverse Stock Split.

Potential Odd Lots

If approved, the Reverse Stock Split will result in some shareholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of common stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our articles of incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

IN CONNECTION WITH THE APPROVAL OF THE REVERSE STOCK SPLIT, SHAREHOLDERS OF THE COMPANY WILL NOT HAVE A RIGHT TO DISSENT AND OBTAIN PAYMENT FOR THEIR SHARES UNDER THE DISSENTERS’ RIGHTS PROVISIONS CONTAINED IN SECTION 14-2-1301 ET. SEQ. OF THE GEORGIA BUSINESS CORPORATION CODE.

Manner of Effecting the Reverse Stock Split and Exchange of Stock Certificates

In the event of (a) approval of the Reverse Stock Split by the Company’s shareholders and (b) a determination by the Board of Directors to implement the Reverse Stock Split (and the appropriate ratio therefore), the Reverse Stock Split will be effected by the filing of the Articles of Amendment with the Secretary of State of Georgia.

In such events, the Reverse Stock Split will become effective on the Split Effective Date set forth in the Articles of Amendment. As soon as practicable after the Split Effective Date, the Company will send a letter of transmittal to each holder of record of Existing Shares outstanding on the Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Existing Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing Existing Shares, the holder of record will be entitled to receive a certificate representing the number of New Shares into which such holder’s Existing Shares have been reclassified as a result of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

No new certificate will be issued to a holder of record until such holder has surrendered all outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Existing Shares will be deemed for all corporate purposes after the Split Effective Date to evidence ownership of New Shares in the appropriately reduced number. No fees or other commissions will be charged to shareholders to effect the exchange of Existing Shares for New Shares.

Fractional Shares

As a result of the Reverse Stock Split, the reclassification of a shareholder’s Existing Shares into New Shares as described above may result in the creation of fractional shares. For instance, if the reverse split ratio is 1-for-8, a shareholder who owns 100 Existing Shares would be entitled to receive after the Split Effective Date 12 ½ New Shares. The one-half share is a fractional share. Fractional shares will be rounded upward to the nearest whole share. New Shares issued due to upward rounding will be issued solely to save the expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Thus, after the Split Effective Date, the shareholder in the previous example would receive a certificate representing 13 New Shares.

Proposed Form of Amendment to the Amended and Restated Articles of Incorporation

If the shareholders approve the Reverse Stock Split and the Board of Directors decides to effect the Reverse Stock Split, the Company will amend the existing provision of its Amended and Restated Articles of Incorporation relating to the Company’s authorized common stock as set forth in the Articles of Amendment included as Appendix A to this Proxy Statement, and the Articles of Amendment (as completed to account for the split exchange ratio and the Split Effective Date) would become effective upon the Board of Directors’ decision to implement the Reverse Stock Split and the filing of such amendment with the Secretary of State of Georgia.

Certain Federal Income Tax Consequences

The Company believes that the Federal income tax consequences of the Reverse Stock Split to holders of Existing Shares and holders of New Shares will be as follows:

1.	No gain or loss will be recognized by a shareholder on the surrender of the Existing Shares or receipt of a certificate representing New Shares.

2.	The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Existing Shares exchanged therefor.

3.	The holding period of the New Shares will include the holding period of the Existing Shares if such Existing Shares were held as capital assets on the date of the exchange.

4.	The conversion of the Existing Shares into the New Shares will produce no gain or loss to the Company.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which the shareholder resides. The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, state and local tax consequences of the Reverse Stock Split.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the grant of authority to the Company's Board of Directors to amend the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company's common stock at one of the following ratios: one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, or one-for-ten, with authority being granted to the Board of Directors (i) to determine whether to effect or abandon the amendment prior to filing and (ii) if the determination is made to effect the amendment, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse stock split.

Approval of this proposal will also include approval of the attached form of the Articles of Amendment. Approval of this proposal will require the affirmative vote of a majority of the issued and outstanding shares of common stock.

OTHER MATTERS

Management of the Company is not aware of any other matter to be presented for action at the Special Meeting other than those mentioned in the Notice of Special Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and the shareholders.

By Order of the Board of Directors,

Warren K. Neuburger
Chief Executive Officer, President and
Chief Operating Officer

APPENDIX A

ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
OPTIO SOFTWARE, INC.

The undersigned, the Chief Executive Officer of Optio Software, Inc., a Georgia corporation (the “Corporation”), does hereby certify as follows:

1.    The name of the Corporation is Optio Software, Inc.

2.    Article Two of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) is hereby amended by adding to the end of Article Two the following:

[NOTE: THE BOARD OF DIRECTORS OF THE COMPANY WILL IMPLEMENT A SPLIT BASED ON ONE OF THE FOLLOWING RATIOS: ONE-FOR-FIVE, ONE-FOR-SIX, ONE-FOR-SEVEN, ONE-FOR-EIGHT, ONE-FOR-NINE, OR ONE-FOR-TEN. THE TEXT BELOW WILL BE MODIFIED TO REFLECT THE REVERSE STOCK SPLIT SELECTED BY THE BOARD.]

“Each [NUMBER TO BE DETERMINED BASED ON RATIO] shares of the Common Stock issued as of the date and time immediately preceding [INSERT DATE UPON WHICH ARTICLES OF AMENDMENT ARE FILED], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Common Stock; provided, however, that there shall be no fractional interest resulting from such change and reclassification. In the case of any holder of fewer than [NUMBER TO BE DETERMINED BASED ON RATIO] shares of Common Stock or any number of shares of Common Stock which, when divided by [NUMBER TO BE DETERMINED BASED ON RATIO], does not result in a whole number (a “Fractional Share Holder”), the fractional share interest of Common Stock held by such Fractional Share Holder as a result of such change and reclassification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save the expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Each holder of record of a certificate or certificates which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of Common Stock into and for which the shares of the Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.”

3.    The foregoing amendment was duly approved and adopted in accordance with the provisions of §14-2-1003 of the Business Corporation Code of the State of Georgia and the By-Laws of the Corporation at a duly called and held meeting of the Board of Directors of the Corporation on November 14, 2002. The Board of Directors declared the advisability of the amendment and directed that the amendment be submitted to the shareholders of the Corporation for approval.

4.    At a Special Meeting of the Shareholders of the Corporation held on December 30, 2002, duly called and held in accordance with the provisions of §14-2-705 of the Business Corporation Code of the State of Georgia, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with §14-2-1003 of the Business Corporation Code of the State of Georgia.

5.    This amendment shall be effective on the date these Articles of Amendment are filed and accepted by the Secretary of State of the State of Georgia.

The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Articles of Incorporation pursuant to the Business Corporation Code of the State of Georgia, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on                     , 2002.

OPTIO SOFTWARE, INC.

By:
Warren K. Neuburger Chief Executive Officer

ATTEST:

Secretary

2

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Warren K. Neuburger and Caroline Bembry, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Optio Software, Inc. held of record by the undersigned on December 2, 2002, at the special meeting of shareholders to be held on December 30, 2002 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)
(Continued on reverse side)

The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” the Proposal.

I PLAN TO ATTEND
MEETING
☐

The Board of Directors Recommends a vote “FOR” the Proposal.

Proposal —  Approval of the grant of authority to the Company's Board of Directors to amend the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company's common stock at one of the following ratios: one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, or one-for-ten, with authority being granted to the Board of Directors (i) to determine whether to effect or abandon the amendment prior to filing and (ii) if the determination is made to effect the amendment, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse stock split:

For	Against	Abstain
☐	☐	☐

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK. Date Signature Signature if held jointly Please mark, date and sign as your name appears above and return in the enclosed envelope